As filed with the Securities and Exchange Commission on July 26, 2002
                                                   Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                                  Praxair, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                       06-124-9050
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

                              39 Old Ridgebury Road
                                Danbury, CT 06810
                    (Address of Principal Executive Offices)

                        Praxair Healthcare Services, Inc.
                         401(k) Retirement Savings Plan
                            (Full Title of the Plan)

                                David H. Chaifetz
                  Vice President, General Counsel and Secretary
                                  Praxair, Inc.
                              39 Old Ridgebury Road
                                Danbury, CT 06810
                     (Name and Address of Agent for Service)

                                 (203) 837-2000
          (Telephone Number, Including Area Code, of Agent for Service)

                                ________________


                               CALCULATION OF REGISTRATION FEE

==================================================================================================================
  Title of Securities         Amount To Be          Proposed Maximum       Proposed Maximum          Amount of
    To Be Registered           Registered          Offering Price Per     Aggregate Offering     Registration Fee
                                                        Share(1)               Price(1)
------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value (2)          50,000 Shares                $48.81             $2,440,500               $225.00
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for Praxair, Inc.'s common stock as reported by the New York Stock Exchange on July 19, 2002.

(2)      Also includes the Common Stock Purchase Rights associated therewith.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the Praxair Healthcare Services, Inc. 401(k) Retirement Savings Plan (the "Plan") of Praxair, Inc., a Delaware corporation (the "Company"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents have been filed by Praxair, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are hereby incorporated by reference in this Registration Statement:

      (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on March 14, 2002, which contains audited financial statements for the most recent year for which such statements have been filed.

      (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as filed with the Commission on May 9, 2002.

      (c) Current Reports on Form 8-K, each as filed with the Commission on June 13, 2002 and April 23, 2002.

      (d) The description of the Company's Common Stock, $0.01 par value, which is contained in the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8 dated May 22, 1992, Form 8 dated June 9, 1992, Form 8 dated June 12, 1992 and Form 8 dated June 27, 2002.

      (e) All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      (f) Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 4.  Description of Securities.

      The description of the Registrant's Common Stock to be offered pursuant to this registration statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.  Interest of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the DGCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article VIII of the Restated Certificate of Incorporation of the Registrant eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Registrant to the fullest extent permitted by the DGCL. Among other things, these provisions provide indemnification for directors and officers against liabilities for judgments in, and settlements of, lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

      The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they may not be indemnified by the Corporation.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.



 Exhibit
 Number                                    Description
 -------        ----------------------------------------------------------------
  *4.1          Praxair Healthcare Services, Inc. 401(k) Retirement Savings
                Plan.

   4.2 Article IV of the Registrant's Restated Certificate of Incorporation, defining the rights of holders of the capital stock of the Registrant (incorporated herein by reference to Appendix A to the Registrant's Information Statement, filed as
                Exhibit 2.01 to the Registrant's Registration Statement on Form 10 (File No. 1-11037) filed with the Commission on March 10, 1992, as amended by Form 8 dated May 22, 1992, Form 8 dated June 9, 1992, Form 8 dated June 12, 1992 and Form 8 dated June 27,
                2002).

   4.3 Form of Stockholder Protection Rights Agreement between the Registrant and Registrar and Transfer Company, as Rights Agent (incorporated herein by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8 dated May 22, 1992, Form 8 dated June 9, 1992, Form 8 dated June 12, 1992 and Form 8 dated June 27, 2002).

  *5.1 Opinion of Kelley Drye & Warren LLP, Counsel to the Registrant, as to the legality of the shares being registered under this Registration Statement.

  *23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants.

  *23.2 Consent of Kelley Drye & Warren LLP (included in opinion filed as Exhibit 5.1).

  *24 Powers of Attorney of Directors and Certain Officers of the Company (included on the signature pages hereof).

__________

*Filed herewith.

Item 9.    Undertakings.

(a) The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided however, that paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut on this 23rd day of July, 2002.

                                         PRAXAIR, INC.


                                         By:     /s/ James S. Sawyer
                                                 -------------------------------
                                         Name:   James S. Sawyer
                                         Title:  Vice President and Chief
                                                 Financial Officer (on behalf of
                                                 Praxair, Inc. as Principal
                                                 Financial Officer)

                                POWER OF ATTORNEY

                                   SIGNATURES
     Each person whose signature appears below appoints David H. Chaifetz his attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the Registration Statement (including post-effective amendments), any registration statement permitted under Rule 462 (b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                                         Date

/s/ Dennis H. Reilley      Chairman of the Board, President
------------------------   and Chief Executive Officer
Dennis H. Reilley          (Principal Executive Officer)           July 23, 2002


/s/ James S. Sawyer        Vice President and Chief Financial
------------------------   Officer (on behalf of Praxair, Inc.
James S. Sawyer            as Principal Financial Officer)         July 23, 2002

/s/ Patrick M. Clark       Vice President and Controller
------------------------   (Principal Accounting Officer)          July 23, 2002
Patrick M. Clark

/s/ Alejandro Achaval
------------------------   Director                                July 23, 2002
Alejandro Achaval

/s/ Dale F. Frey
------------------------   Director                                July 23, 2002
Dale F. Frey

/s/ Claire W. Gargalli
------------------------   Director                                July 23, 2002
Claire W. Gargalli

/s/ Ronald L. Kuehn, Jr.
------------------------   Director                                July 23, 2002
Ronald L. Kuehn, Jr.

/s/ Raymond W. LeBoeuf
------------------------   Director                                July 23, 2002
Raymond W. LeBoeuf

/s/ Benjamin F. Payton
------------------------   Director                                July 23, 2002
Benjamin F. Payton

/s/ G. Jackson Ratcliffe, Jr.
------------------------   Director                                July 23, 2002
G. Jackson Ratcliffe, Jr.

/s/ Wayne T. Smith
------------------------   Director                                July 23, 2002
Wayne T. Smith

/s/ H. Mitchell Watson, Jr.
------------------------   Director                                July 23, 2002
H. Mitchell Watson, Jr.

/s/ William A. Wise
------------------------   Director                                July 23, 2002
William A. Wise

EXHIBIT INDEX
-------------

 Exhibit
 Number                               Description
 -------        ----------------------------------------------------------------
  *4.1          Praxair Healthcare Services, Inc. 401(k) Retirement Savings
                Plan.

   4.2 Article IV of the Registrant's Restated Certificate of Incorporation, defining the rights of holders of the capital stock of the Registrant (incorporated herein by reference to Appendix A to the Registrant's Information Statement, filed as
                Exhibit 2.01 to the Registrant's Registration Statement on Form 10 (File No. 1-11037) filed with the Commission on March 10, 1992, as amended by Form 8 dated May 22, 1992, Form 8 dated June 9, 1992, Form 8 dated June 12, 1992 and Form 8 dated June 27,
                2002).

   4.3 Form of Stockholder Protection Rights Agreement between the Registrant and Registrar and Transfer Company, as Rights Agent (incorporated herein by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form 10 (File No. 1-11037), filed with the Commission on March 10, 1992, as amended by Form 8 dated May 22, 1992, Form 8 dated June 9, 1992, Form 8 dated June 12, 1992 and Form 8 dated June 27, 2002).

  *5.1 Opinion of Kelley Drye & Warren LLP, counsel to the Registrant, as to the legality of the shares being registered under this Registration Statement.

  *23.1         Consent of PricewaterhouseCoopers LLP, Independent Accountants.

  *23.2 Consent of Kelley Drye & Warren LLP (included in opinion filed as Exhibit 5.1).

  *24 Powers of Attorney of Directors and Certain Officers of the Company (included on the signature pages hereof).

__________

*Filed herewith.